          As filed with the Securities and Exchange Commission on April 25, 2003

                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                                  GARTNER, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      Delaware                                 04-3099750
         (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)

                               -----------------

                    P.O. Box 10212
                 56 Top Gallant Road
                Stamford, Connecticut                        06902-7747
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)

                               -----------------

                   Gartner, Inc. 2003 Long-Term Incentive Plan
                            (FULL TITLE OF THE PLAN)

                               -----------------

                              Maureen E. O'Connell
                            Executive Vice President
                           and Chief Financial Officer
                                  Gartner, Inc.
                               56 Top Gallant Road
                                 P.O. Box 10212
                        Stamford, Connecticut 06904-2212
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                               -----------------

                                 (203) 316-1111
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               -----------------

                                    Copy to:
                              Edward M. Kane, Esq.
                              Shipman & Goodwin LLP
                               One Landmark Square
                           Stamford, Connecticut 06901
                                 (203) 324-8100

                               -----------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                             PROPOSED             PROPOSED
                                       AMOUNT                MAXIMUM               MAXIMUM
     TITLE OF SECURITIES               TO BE             OFFERING PRICE          AGGREGATE           AMOUNT OF
       TO BE REGISTERED              REGISTERED(1)          PER UNIT (2)       OFFERING PRICE(2)  REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par
value $0.0005..........                9,928,000              $7.67            $76,140,142           $6,159.74
==================================================================================================================

(1) This registration statement also covers such additional indeterminate number of shares as may be issuable as a result of any stock dividend, stock split, reorganization or other similar transaction.

(2) The proposed maximum aggregate offering price, estimated solely for the purpose of calculating the registration fee, has been computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and (i) in the case of shares of Common Stock that may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of common stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low prices of Gartner, Inc.'s Class A Common Stock, on April 17, 2003, as reported by the New York Stock Exchange.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

   The Section 10(a) prospectus being delivered by Gartner, Inc. (the "Company") to participants in the Company's 2003 Long-Term Incentive Plan (the "Plan"), as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), has been prepared in accordance with the requirements of Form S-8 and relates to shares of Class A Common Stock, par value $0.0005 per share, issued or reserved for issuance pursuant to awards granted under the Plan. The information with respect to awards granted under the Plan required in the
Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in this Section 10(a) prospectus), other documents required to be delivered to participants pursuant to Rule 428(b), or additional information about the Plan are available without charge by contacting:

                                            Gartner, Inc.
                                            56 Top Gallant Road
                                            Stamford, Connecticut  06902-7747
                                            (203) 316-1111
                                            Attention: General Counsel

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents are hereby incorporated by reference in this registration statement:

         (a) The Company's Annual Report on Form 10-K for the year ended September 30, 2002;

         (b) The Company's Transition Report on Form 10-KT for the transition period from October 1, 2002 to December 31, 2002;

         (c) Amendment No. 1 on Form 10-K/A to the Company's Annual Report for the year ended September 30, 2002;

         (d) The description of the Company's Class A Common Stock contained in its registration statement on Form 8-A filed on July 7, 1999 and in its Form 8-K dated January 3, 2000, and any amendment or report filed for the purpose of updating such description.

   All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

   This Item is not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

   This Item is not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 145 of the Delaware General Corporation Law ("Delaware Law") provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation, against expenses actually and reasonably incurred, including attorneys' fees, in connection with such action, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

   The Company's Certificate of Incorporation limits, to the maximum extent permitted by Delaware Law, the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company's Bylaws provide that the Company shall indemnify its officers and directors to the fullest extent permitted by Delaware Law against all expense, liability and loss, including attorneys' fees, actually and reasonably incurred and may purchase and maintain insurance against any liability asserted and incurred by reason of serving as such, whether or not the Company has the power to indemnify against such liability. The Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in Delaware Law and which require that, to the extent the Company maintains liability insurance applicable to officers or directors, each officer and director shall be covered by such policies to the same extent as are accorded the most favorably insured of the Company's officers or directors, as the case may be.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions and agreements, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   This Item is not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.                              Description
----------                               -----------
       4.1(a)     Amended and Restated Certificate of Incorporation of the
                  Company - July 16, 1999 (filed as Exhibit 3.1(a) to the
                  Company's Annual Report on Form 10-K for the year ended
                  September 30, 2000 (File No. 0-14443) and incorporated herein by reference).

       4.1(b)     Certificate of Amendment of the Restated Certificate of
                  Incorporation - February 1, 2001 (filed as Exhibit 3.1(b) to the Company's Annual Report on Form 10-K for the year ended
                  September 30, 2001 (File No. 0-14443) and incorporated herein by reference).

       4.2        Amended Bylaws of the Company as amended through April 14,
                  2000 (filed as Exhibit 3.2 to the Company's Annual Report on
                  Form 10-K for the year ended September 30, 2000 (File No.
                  0-14443) and incorporated herein by reference).

Exhibit No.                              Description
----------                               -----------
       4.3        Form of Certificate for Common Stock, Class A - as of
                  February, 2001 (filed as Exhibit 4.1 to the Company's Annual
                  Report on Form 10-K for the year ended September 30, 2001
                  (File No. 0-14443) and incorporated herein by reference).

       4.4        Amended and Restated Rights Agreement, dated as of August 31,
                  2002 (filed as Exhibit 4.3 to the Company's Annual Report on
                  Form 10-K for the year ended September 30, 2002 (File No.
                  0-14443) and incorporated herein by reference).

       5.1* Opinion of Shipman & Goodwin LLP as to the legality of the securities being registered.

      23.1*       Consent of Shipman & Goodwin LLP (included in Exhibit 5.1).

      23.2*       Consent of KPMG LLP.

      24.1* Power of Attorney (included in the signature page of this registration statement).

      99.1*       Gartner, Inc. 2003 Long-Term Incentive Plan.

 --------
*Filed herewith.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933, as amended;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on April 24, 2003.

                           GARTNER, INC.

                           By:      /s/ MICHAEL D.FLEISHER
                              --------------------------------------------------
                           Michael D. Fleisher
                           Chairman of the Board, Chief Executive Officer and President

                           POWER OF ATTORNEY

   Know All Persons by These Presents, that each person whose signature appears below constitutes and appoints Michael D. Fleisher and Maureen E. O'Connell and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, of their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                          TITLE                             DATE
                    ---------                                          -----                             ----
                                                     Director and Chairman of the Board, Chief
  /s/ MICHAEL D. FLEISHER                                      Executive Officer and                April 24, 2003
-----------------------------------------------       President (Principal Executive Officer)
  Michael D. Fleisher

                                                             Executive Vice President,
  /s/ MAUREEN E. O'CONNELL                                      Chief Financial and                 April 24, 2003
----------------------------------------------                Administrative Officer
  Maureen E. O'Connell                                  (Principal Financial and Accounting
                                                                     Officer)

  /s/ ANNE SUTHERLAND FUCHS                                          Director                       April 24, 2003
-----------------------------------------------
  Anne Sutherland Fuchs

  /s/ WILLIAM O. GRABE                                               Director                       April 24, 2003
-----------------------------------------------
  William O. Grabe

  /s/ MAX D. HOPPER                                                  Director                       April 24, 2003
-----------------------------------------------
  Max D. Hopper

  /s/ GLENN H. HUTCHINS                                              Director                       April 24, 2003
-----------------------------------------------
  Glenn H. Hutchins

  /s/ STEPHEN G. PAGLIUCA                                            Director                       April 24, 2003
-----------------------------------------------
  Stephen G. Pagliuca

  /s/ JAMES C. SMITH                                                 Director                       April 24, 2003
-----------------------------------------------
  James C. Smith

  /s/ DAVID J. ROUX                                                  Director                       April 24, 2003
-----------------------------------------------
  David J. Roux

  /s/ DENNIS G. SISCO                                                Director                       April 24, 2003
-----------------------------------------------
  Dennis G. Sisco

  /s/ MAYNARD G. WEBB, JR.                                           Director                       April 24, 2003
-----------------------------------------------
  Maynard G. Webb, Jr.

                                  EXHIBIT INDEX

Exhibit No.                           Description
----------                            -----------
       4.1(a)     Amended and Restated Certificate of Incorporation of the
                  Company - July 16, 1999 (filed as Exhibit 3.1(a) to the
                  Company's Annual Report on Form 10-K for the year ended
                  September 30, 2000 (File No. 0-14443) and incorporated herein by reference).

       4.1(b)     Certificate of Amendment of the Restated Certificate of
                  Incorporation - February 1, 2001 (filed as Exhibit 3.1(b) to the Company's Annual Report on Form 10-K for the year ended
                  September 30, 2001 (File No. 0-14443) and incorporated herein by reference).

       4.2        Amended Bylaws of the Company as amended through April 14,
                  2000 (filed as Exhibit 3.2 to the Company's Annual Report on
                  Form 10-K for the year ended September 30, 2000 (File No.
                  0-14443) and incorporated herein by reference).

       4.3        Form of Certificate for Common Stock, Class A - as of
                  February, 2001 (filed as Exhibit 4.1 to the Company's Annual
                  Report on Form 10-K for the year ended September 30, 2001
                  (File No. 0-14443) and incorporated herein by reference).

       4.4        Amended and Restated Rights Agreement, dated as of August 31,
                  2002 (filed as Exhibit 4.3 to the Company's Annual Report on
                  Form 10-K for the year ended September 30, 2002 (File No.
                  0-14443) and incorporated herein by reference).

       5.1* Opinion of Shipman & Goodwin LLP as to the legality of the securities being registered.

      23.1*       Consent of Shipman & Goodwin LLP (included in Exhibit 5.1).

      23.2*       Consent of KPMG LLP.

      24.1* Power of Attorney (included in the signature page of this registration statement).

      99.1*       Gartner, Inc. 2003 Long-Term Incentive Plan.

----------------
*Filed herewith.